EXHIBIT 10.11
Placement Agent Agreement
This Placement Agent Agreement (the “Agreement”) entered into as of the 30th day of January, 2026 is made by and between Carlyle Credit Solutions, Inc. (the “Fund”), a Maryland corporation, and TCG Capital Markets L.L.C., a Delaware limited liability company having its principal place of business at 1 Vanderbilt Avenue, Suite 3400, New York, New York 10017 (the “Agent”).
WHEREAS, the Fund is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);
WHEREAS, the offering and sale of shares of common stock, par value $0.01 per share, of the Fund, which may consist of Class S, Class D and Class I shares (individually, a “Share” and collectively, the “Shares”) are exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or certain rules and regulations promulgated thereunder in Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) by the U.S. Securities and Exchange Commission (the “SEC”);
WHEREAS, the Agent is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and
WHEREAS, the Fund wishes to retain the Agent and the Agent wishes to serve as placement agent of the Fund and, accordingly, the Fund and the Agent desire to enter into this Agreement:
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intention of being legally bound hereby, the Agent and the Fund hereby agree as follows:
1.Definitions. All capitalized terms used in this Agreement which are not separately defined in this Agreement have the respective meanings set forth in the relevant Governing Document (as defined below) for the Fund.
2.Appointment of the Placement Agent. The Fund hereby appoints the Agent as its agent to place and to arrange for the placement of the Fund’s Shares (intended to primarily occur through brokers (each a “Broker” and collectively, the “Brokers”) with whom the Agent has entered into or will enter into a sub-placement agent agreement related to the distribution of Shares (each, a “Sub-Placement Agent Agreement”) in a form substantially similar to the form attached hereto as Exhibit A), and the Agent hereby accepts such appointment and agrees to act hereunder. This appointment is non-exclusive, and the Fund may appoint at any time and from time to time other placement agents in its sole discretion. Subject both to the performance in all material respects by the Fund of its obligations under this Agreement and to the completeness and accuracy in all material respects of all of the representations and warranties of the Fund contained in this Agreement, the Agent hereby accepts such agency and agrees on the terms and conditions set forth in this Agreement to use its best efforts to find qualified subscribers for Shares and to enter into Sub-Placement Agent Agreements as may be directed by the Fund in such forms as may be agreed to between the parties. The Agent will not have any liability to the

Fund in the event that any subscriber fails to consummate the purchase of Shares in the Fund for any reason other than the Agent’s willful misconduct or gross negligence.
3.Fund Offering. The Fund issues and sells Shares in accordance with the terms of the Fund’s current confidential private placement memorandum (as it may be amended, restated and/or supplemented from time to time, including by documents incorporated by reference therein, the “Memorandum”), the Fund’s charter (as it may be amended and/or restated from time to time, the “Charter”), bylaws (as they may be amended and/or restated from time to time, the “Bylaws”) and/or other current governing document (each of the Memorandum, Charter, Bylaws and/or other current governing document is referred to herein as a “Governing Document”).
(a)The Agent and the Fund have established the following procedures in connection with the offer and sale of Shares and agree that the Agent will not make any offer or sale of any Shares except in compliance with such procedures:
(i)Offers and sales of Shares will be made only:
(1)in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made in the United States; or
(2)outside of the United States in accordance with Regulation D and/or Regulation S.
(ii)Offers and sales of Shares will be made only to investors (x) inside of the United States that are “accredited investors,” as defined in Rule 501(a) of Regulation D (“accredited investors”), and (y) outside of the United States that are accredited investors or not “U.S. persons,” as defined in Regulation S (“U.S. persons”) or as otherwise permitted in accordance with applicable laws.
(iii)No sale of Shares will be for less than the minimum denominations as may be specified in the relevant Governing Documents for the Fund, provided that the board of directors (the “Board”) of the Fund (or their delegates) may, in such capacity and subject to applicable law, vary from time to time such minimum denominations with respect to any investor.
(iv)No offer or sale of any Shares may be made in any U.S. state or non-U.S. jurisdiction, or to any prospective investor located in any U.S. state or non-U.S. jurisdiction, where such Shares have not been registered or qualified for offer and sale under applicable securities laws unless such Shares are exempt from the registration or qualification requirements of such laws. The Agent will only solicit prospective investors in any jurisdiction in compliance with the marketing rules and private placement rules of such jurisdiction.
(b)For purposes of the offering of Shares, the Fund has provided to the Agent copies of the Governing Documents and subscription documentation for Shares, as applicable, to be furnished to prospective investors of the Fund. Additional copies will be provided in such numbers as the Agent may reasonably request for purposes of the offering. The Agent is authorized to furnish to prospective purchasers only such information concerning the Fund and the offering of the Fund as may be contained in the Fund’s Governing Documents or other written information furnished to the Agent by the Fund expressly for use in connection with the placement of its Shares (“Offering

Materials”), as well as such other material as the Agent has prepared and the Fund has previously reviewed and approved (each of such materials, an “Agent Piece”). The Agent shall keep a record of each prospective investor to which the Agent will have furnished a copy of the Governing Document(s) and promptly provide the Fund with the relevant records at any time upon the Fund’s request.
(c)Unless consented to in writing in advance by the Fund, the Agent will not use any form of “general solicitation” or “general advertising” (within the meaning of Rule 502(c) of Regulation D under the Securities Act) in making offers of Shares. This prohibition includes, but is not limited to, any mass mailing, any advertisement, article or notice published in any magazine, newspaper or newsletter (including any internet site that does not comply with procedures required to prevent a public solicitation of the Shares), and any seminar or meeting where the attendees are invited by any mass mailing, general solicitation or advertising (each, a “Public Dissemination”). Neither Agent nor any of its principals, managers, employees or agents, shall offer or sell Shares by any form of Public Dissemination, both in or from the U.S. or in any non-U.S. (foreign) jurisdiction. Agent shall not mention the Fund, the Shares, or any information about Agent’s duties under this Agreement in any public medium, including any newspaper, on radio, television, social media or any internet site that does not comply with procedures required to prevent a public solicitation of the Shares or otherwise, unless required by law or any regulatory authority. Additionally, Agent represents that it shall share materials only with clients in which it has established a substantive pre-existing relationship.
(d)The Agent represents and warrants that it has policies and procedures reasonably designed to comply with applicable anti-money laundering and anti-terrorist financing laws, rules and regulations. Additionally, the Agent represents and warrants that it has policies and procedures reasonably designed to ensure that it does not accept or maintain investments in the Fund, directly or indirectly, from a person, government, organization or entity (a) who is or becomes the subject of a sanctions programs administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (b) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable local law or regulation.
(e)The Agent will obtain the prior written consent of the Fund prior to conducting any solicitation activities with respect to such Fund in any E.U. country. The Agent will be responsible for ensuring that any activities taken in connection with the sale of Shares of the Fund in any jurisdiction outside of the United States will be conducted in compliance with the private placement or other applicable offering rules of such jurisdiction; provided, however, that, the Fund agrees to coordinate with the Agent in respect of determining the number of offers made to prospective investors in any particular jurisdiction and such other relevant information in respect of offerings of Shares made by any party other than the Agent, which would reasonably be deemed to affect the Agent’s compliance with applicable offering rules. The Agent will make no offer or sale of any Shares in any foreign jurisdiction, or to any prospective investor located in any foreign jurisdiction, where there is a prohibition on the sale of securities such as the Shares, and no available exemption to such prohibition exists.
4.Subscriptions.
(a)All subscriptions for Shares and payments by subscribers of subscription amounts for Shares shall be made pursuant to the terms and conditions set forth in the relevant Governing Document(s) and subscription documentation for Shares, as applicable. Subscriptions will be subject to acceptance by the Fund or by a duly appointed agent and attorney-in-fact.
(b)Subject to the terms of the relevant subscription agreement for Shares, the Fund shall return to any subscriber whose subscription was rejected by, or on behalf of, the Fund all subscription payments from such subscriber, without interest (unless interest was in fact accrued on such subscription amount).
5.Suitability of Investors. In offering Shares, the Agent, in its agreements with Brokers, will require that the Broker comply with the provisions of all applicable rules and regulations relating to investor suitability, including, without limitation, the provisions of Exchange Act Rule 15l-1 (“Regulation Best Interest”) (when applicable), FINRA Rule 2111 (when applicable) and applicable laws of the jurisdiction of which such investor is a resident. The Agent, in its agreements with Brokers, will require that the Brokers shall sell Shares only to those persons who are eligible to purchase such shares as described in the Memorandum and only through those Brokers who are authorized to sell such shares. The Agent, in its agreements with the Brokers, shall require the Brokers to maintain, for at least six (6) years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares. The Agent, in its agreements with Brokers, will require each Broker to represent and warrant that such Broker has in place policies and procedures reasonably designed to comply with FINRA Rule 2111 and Regulation Best Interest.
6.Representations and Warranties of the Fund. The Fund represents and warrants to the Agent and each Broker that:
(a)It has been duly formed and is validly existing in good standing under the laws of its formation, in each case with all requisite power and authority; all necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies; and all necessary rights, licenses, and permits from other parties, to conduct its business as described in the relevant Governing Documents.
(b)Shares to be, or which may be, issued by the Fund have been duly authorized by the Fund for issuance and sale and, when issued and delivered by the Fund, Shares will conform in all material respects to all statements relating thereto contained in the relevant Governing Documents.
(c)The issuance and sale of Shares as described in the relevant Governing Documents and in accordance with this Agreement and the execution, delivery, and performance of the Fund’s obligations hereunder will not result in the violation of any applicable law.
(d)The Fund will apply the proceeds from the sale of Shares for the purposes set forth in its Governing Documents.
(e)The Memorandum will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein not misleading in light of the circumstances under which they were made.
(f)This Agreement has been duly authorized, executed, and delivered by the Fund and, when executed by the Agent, shall constitute a valid and binding agreement of the Fund.

7.Covenants of the Fund. The Fund covenants and agrees with the Agent as follows:
(a)The Agent will be furnished with such documents as the Agent may reasonably require, from time to time, for the purpose of enabling the Agent to pass upon the issuance and sale of Shares as contemplated in this Agreement and related proceedings or for the purpose of evidencing the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Fund in connection with the issuance and sale of Shares as contemplated in this Agreement will be satisfactory in form and substance to the Agent.
(b)If at any time an event occurs which in the opinion of counsel to the Fund materially affects the Fund and which should be set forth in an amendment or supplement to the Memorandum in order that the Memorandum does not contain an untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances under which they are made, the Fund shall notify the Agent as promptly as practical of the occurrence of such event and prepare and furnish to the Agent copies of an amendment or supplement to the Memorandum, in such reasonable quantities as the Agent may request in order that the Memorandum, as so amended or supplemented, will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.
8.Representations and Warranties of the Agent. The Agent represents and warrants that:
(a)The Agent has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and is duly authorized to enter into and perform, and has duly executed and delivered, this Agreement.
(b)The Agent, and any authorized representative of the Agent performing services on its behalf, has maintained and will maintain all licenses and registrations necessary under applicable law and regulations (including the rules of FINRA) to provide the services required to be provided by the Agent under this Agreement.
(c)The Agent has not solicited and will not solicit any offer to buy, or offer to sell, Shares in any manner which would be inconsistent with applicable laws and regulations or with the procedures for solicitations contemplated by the Governing Documents or this Agreement, in any manner which would constitute a general solicitation or advertising with respect to Shares, including without limitation any advertisement, article, notice, or other communication published in any newspaper, magazine or similar medium or broadcast over television, radio or other means of electronic communication (unless access to that communication is limited to those persons eligible to purchase Shares) or any seminar or meeting whose attendees have been invited by any such general solicitation or advertising.
(d)The Agent will furnish to each subscriber of Shares, identified either by the Agent or the Fund, a current copy of the Fund’s Governing Documents, other Offering Materials, and subscription documentation for Shares, as applicable, prior to such person’s admission as an investor of the Fund or, to the extent applicable in the case of an additional investment by an existing investor, prior to the issuance of the additional Shares for which such existing investor has subscribed.

(e)No Agent Piece will contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements in such Agent Piece not misleading in light of the circumstances under which they were made.
(f)The Agent acknowledges that it understands that the Fund is relying on Section 506 of Regulation D under the Securities Act with respect to the offering of Shares. In furtherance of the foregoing, the Agent represents and warrants that neither it, nor any of its managers or managing members (if any), nor any Agent director, executive officer or other officer participating in the offering of the Fund, nor any employee or agent of the Agent that shall receive remuneration (directly or indirectly) for the provision of services under this Agreement, nor any other person construed as a “covered person” pursuant to Rule 506 of Regulation D (each, a “Covered Person”) is the subject of any of the acts enumerated in Rule 506(d)(i) through (viii) thereof (each, a “Disqualifying Event”). The Agent will immediately notify the Fund if it becomes aware of any Covered Person who is or becomes the subject of a Disqualifying Event.
(g)All activities of the Agent in its capacity as agent of the Company shall comply with all applicable laws, rules and regulations, including the 1940 Act and rules thereunder and all FINRA rules, and with the terms of the current Governing Documents.
(h)The Agent represents and warrants that it has policies and procedures reasonably designed to comply with applicable pay-to-play laws, rules and regulations, and the Agent will promptly notify the Fund in the event of any material violation by the Agent of any such law.
(i)The representations and warranties set forth in this Agreement are continuing during the term of this Agreement and the Agent agrees to notify the Fund promptly in writing if at any time during the term of this Agreement, any such representation or warranty becomes inaccurate or untrue and of the facts related thereto.
(j)The Agent acknowledges that the Fund in entering into this Agreement in reliance on the representations, warranties and agreements of the Agent contained herein.
9.Compensation of the Agent. Except as may otherwise be agreed to by the Fund, the Agent will be responsible for the payment of all costs and expenses incurred by the Agent in connection with the performance of the Agent’s obligations under this Agreement. As compensation for providing the services under this Agreement, the Agent may receive from the Fund or investors, as applicable:
(a)An ongoing distribution fee (“Distribution Fee”) and shareholder servicing fee (the “Shareholder Servicing Fee”) with respect to each class of shares of common stock (each, a “Class”) listed on Appendix A to the Fund’s Distribution and Servicing Plan (the “Plan”), will be calculated at the rate per annum of the net asset value of such class as of the beginning of the first calendar day of each applicable month, payable monthly in arrears, at the applicable annual rates indicated on Appendix A to the Plan. Portions of the Distribution Fee and/or Shareholder Servicing Fee allocable for distribution or the provision of services shall be as set forth in the Plan and shall only be paid/reallowed in consideration for their respective uses. The Shareholder Servicing Fee and/or Distribution Fee will be calculated and paid separately for each Class. Payments of the Shareholder Servicing Fee and/or Distribution Fee may be made without regard to expenses actually incurred.
(b)All front-end sales charges, including but not limited to sales load and placement fees, if any, on purchases of Shares sold subject to such charges as described in the Memorandum, which may be amended and restated from time to time. The Agent, or Brokers or other dealers and other financial institutions and intermediaries that have entered into Sub-Placement Agent Agreements with the Agent, may collect the gross proceeds derived from the sale of such Shares, remit the net asset value thereof to the Fund upon receipt of the proceeds and retain the applicable sales charge.
(c)The Agent may re-allow any or all of the Distribution Fee and/or Shareholder Servicing Fee and front-end sales charges that the Agent is paid by the Fund to such Brokers, financial institutions, or other intermediaries as the Agent may from time to time determine, as described more fully in the Sub-Placement Agent Agreement entered into with each such Broker. Notwithstanding the foregoing, at such time as the Broker that sold the Class S or Class D Shares giving rise to a portion of the Shareholder Servicing Fee and/or Distribution Fee is no longer the intermediary of record with respect to such Class S or Class D Shares, or such Broker, financial institution, or other intermediary no longer satisfies any or all of the conditions set forth in its Sub-Placement Agent Agreement for the receipt of the Shareholder Servicing Fee and/or Distribution Fee, then such Broker’s, financial institution’s, or intermediary’s entitlement to the Shareholder Servicing Fee and/or Distribution Fee related to such Class S and/or Class D Shares, as applicable, shall cease, and such Broker, financial institution, or intermediary shall not receive the Shareholder Servicing Fee and/or Distribution Fee for that month or any portion thereof. Intermediary transfers shall be made effective as of the first business day of a month. Thereafter, such Shareholder Servicing Fee and/or Distribution Fee may be re-allowed to the then-current intermediary of record of the Class S and/or Class D Shares, as applicable, if such intermediary of record has been designated (the “Servicing Broker”), to the extent that (i) such Servicing Broker has entered into a Sub-Placement Agent Agreement or similar agreement with the Agent (each, a “Servicing Agreement”), (ii) such Sub-Placement Agent Agreement or Servicing Agreement provides for such re-allowance, and (iii) the Servicing Broker is in compliance with the terms of such agreement relating to such re-allowance. All determinations in this regard shall be made by the Agent in good faith and in its sole discretion. No Broker, financial institution, or intermediary shall be entitled to any Shareholder Servicing Fee and/or Distribution Fee with respect to Class I Shares. The Agent may also re-allow some or all of the Shareholder Servicing Fee and/or Distribution Fee to other intermediaries that provide services with respect to the Shares (each, an “Additional Servicing Broker”) pursuant to a Servicing Agreement with the Agent, to the extent such Servicing Agreement provides for such re-allowance and such Additional Servicing Broker is in compliance with the terms of such agreement relating to such re-allowance, in accordance with the terms of such Servicing Agreement.
(d)Brokers may charge transaction or other fees, including upfront placement fees or brokerage commissions to their own clients outside of the Fund as they may determine from time to time.
(e)The Agent shall cease receiving the Shareholder Servicing Fee and/or Distribution Fee with respect to any Class S share or Class D share held in a shareholder’s account at the end of the month in which the Agent determines that the total transaction or other fees, including upfront placement fees or brokerage commissions, and Shareholder Servicing Fees and/or Distribution Fees paid with respect to the shares held by such shareholder within such account would exceed, in the aggregate, ten percent (10%) of the gross proceeds from the sale of such shares (including total transaction or other fees, such as upfront placement fees or brokerage commissions). At the end of such month, each such Class S share or Class D share (and any shares issued under the distribution reinvestment plan with respect thereto) shall convert into a number of Class I shares (including any fractional shares) having an equivalent aggregate net asset value. In addition, the Agent shall cease receiving the Shareholder Servicing Fee and/or Distribution Fee on Class S shares and Class D shares in connection with the offering of such shares upon the earlier to occur of the following: (i) a listing of the Class I shares; (ii) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; or (iii) the date following the completion of the primary portion of the offering of the Class S shares or Class D shares on which, in the aggregate, underwriting compensation from all sources in connection with such offering, including selling commissions, the Shareholder Servicing Fee and/or Distribution Fee, and other underwriting compensation, equals ten percent (10%) of the gross proceeds from the sale of such Class S shares or Class D shares.
(f)The Company shall not be liable or responsible to any Broker or Servicing Broker for any reallowance of the Shareholder Servicing Fee and/or Distribution Fee to such Broker, it being the sole and exclusive responsibility of the Agent to pay any such Shareholder Servicing Fee and/or Distribution Fee to Brokers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Agent by making direct payment of Shareholder Servicing Fees and/or Distribution Fees to Brokers on behalf of the Agent without incurring any liability. Further, the Company shall not be responsible for any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Brokers.
10.Indemnification. The parties agree to indemnify one another as follows:
(a)The Fund agrees to indemnify and hold harmless the Agent, each Broker participating in the offering of the Shares, and each person who controls the Agent or any such Broker within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each such person exercising such control over another person, a “controlling person”), against any and all losses, liabilities, claims, damages and expenses whatsoever (including, without limitation, attorneys’ fees and any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Agent, any Broker or any of their respective controlling persons may become subject under the Securities Act, the Exchange Act, or any other law or statute in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or other Offering Materials, the Fund’s subscription documentation for Shares, as applicable, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Fund shall not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of, or is based upon, any such untrue statement, alleged untrue statement, omission or alleged omission made therein in reliance upon, and in conformity with, written information furnished to the Fund by the Agent or any Broker expressly for use therein, and further provided that this indemnity shall not protect the Agent, any Broker or any other person who may otherwise be entitled to indemnity under this Agreement from or against any liability to which such person would be subject by reason of its own willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under this Agreement. This indemnity shall be in addition to any liability which the Fund may otherwise have incurred under this Agreement.
(b)The Agent agrees to indemnify and hold harmless the Fund, Carlyle Global Credit Investment Management L.L.C. (“Carlyle”), each Broker participating in the offering, and each officer, director and controlling person of the Fund, Carlyle or any such Broker, against any losses, liabilities, claims, damages and expenses whatsoever (including, without limitation, attorneys’ fees and any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Fund, Carlyle, any Broker or any of their respective officers, directors or controlling persons may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of, or are based upon, a breach by the Agent of any of the covenants, agreements, representations or warranties contained in this Agreement; any untrue statement or alleged untrue statement of a material fact made by the Agent; or any omission or alleged omission to state a material fact necessary to make a statement made by the Agent not misleading, in connection with the Agent’s placement of Shares; provided, however, that the Agent shall not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of, or is based upon, a statement by the Agent in reliance on, or conformity with, the Fund’s Governing Documents, subscription documentation for Shares, as applicable, any amendment or supplement thereto, or other Offering Materials. This indemnity will be in addition to any liability that the Agent may otherwise have incurred under this Agreement.
(c)Each Broker participating in the offering agrees to indemnify and hold harmless the Fund, Carlyle, the Agent, and each of their respective officers, directors and controlling persons against any losses, liabilities, claims, damages and expenses whatsoever (including, without limitation, attorneys’ fees and any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Fund, Carlyle, the Agent or any of their respective officers, directors or controlling persons may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of, or are based upon, (i) a breach by such Broker of any of the covenants, agreements, representations or warranties contained in this Agreement or any selling agreement entered into between the Agent and such Broker; (ii) any untrue statement or alleged untrue statement of a material fact made by such Broker or any omission or alleged omission to state a material fact necessary to make a statement made by such Broker not misleading, in connection with the offer or sale of Shares; or (iii) any failure by such Broker to comply with applicable federal or state securities laws or FINRA rules. This indemnity will be in addition to any liability that such Broker may otherwise have incurred under this Agreement.
(d)Promptly after receipt by an indemnified party under Section 10(a), Section 10(b) or Section 10(c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect of such action is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement of the action, but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any other liability which it may have under this Section 10 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise. In case any such action is brought against any indemnified party and such indemnified party notifies an indemnifying party of the commencement of such action, the indemnifying party shall be entitled to participate in the action and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of the action with counsel satisfactory to such indemnified party, provided, however, that, if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel will be borne by the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume such defense and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such Section 10(a) or Section 10(b) above for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense of such action other than reasonable costs of investigation unless (i) the indemnified party will have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under Section 10(a) or Section 10(b) above who are parties to such action), (ii) the indemnifying party or parties will not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought under this Agreement by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims which are the subject matter of such proceeding.
11.Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities, and other statements of the parties set forth in, or made pursuant to, this Agreement shall remain in full force and effect, regardless of any termination of this Agreement. The provisions of this Section 11 shall survive the termination or cancellation of this Agreement.
12.Term of Agreement. This Agreement shall become effective as of the date first written above and shall remain in force until the first anniversary of its effective date and shall thereafter continue in effect from year to year, but only so long as such continuance is specifically approved at least annually by a vote of the Board, including the vote of a majority of the Board who are not “interested persons,” as defined by the 1940 Act and the rules thereunder, of the Board and who have no direct or indirect financial interest in the operation of the Fund’s Plan or any agreements entered into in connection with the Plan (including this Agreement), cast in person at a meeting called for the purpose.
(a)Any party to this Agreement shall have the right to terminate this Agreement on not less than sixty (60) days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. This Agreement also may be terminated at any time without the payment of any penalty, by vote of a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s Plan or any agreements entered into in connection with the Plan (including this Agreement) or by vote a majority of the outstanding voting securities of the Fund, on not less than sixty (60) days’ written notice to the Agent. This Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.
(b)Upon termination of this Agreement, (a) the Fund shall pay to the Agent all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Agent is or becomes entitled under Section 9 pursuant to the requirements of that Section 9 at such times as such amounts become payable pursuant to the terms of such Section 9, offset by any losses suffered by the Fund or any officer or director of the Fund arising from the Agent’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Agent under Section 10 herein, and (b) the Agent shall promptly deliver to the Fund all records and documents in its possession that relate to the offering and sale of Shares other than as required by law to be retained by the Agent. The Agent shall use its commercially reasonable efforts to cooperate with the Fund to accomplish an orderly transfer of management of the offering and sale of Shares to a party designated by the Fund.
13.Delegation of Powers. The Agent shall be entitled to delegate all or any of its duties, functions, and powers under this Agreement to another person or persons as sub-agent or sub-agents subject to the approval of the Fund. The Agent shall be solely responsible, however, for the acts and omissions of any such sub-agent and for the payment of any remuneration to such sub-agent.
14.Notices. All communications under this Agreement shall be given in writing, sent by telecopier, registered mail, or electronic mail to the address set forth below or to such other address as such party will have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.
If to the Fund:
c/o Carlyle Global Credit Investment Management L.L.C.
Attention: Joshua Lefkowitz
One Vanderbilt Avenue
Suite 3400
New York, NY 10017
Email: joshua.lefkowitz@carlyle.com
If to the Agent:
TCG Capital Markets L.L.C.
Attn: Sherry Qian
One Vanderbilt Avenue
Suite 3400
New York, NY 10017
Email: sherry.qian@carlyle.com
15.Status of Parties. In selling Shares of the Fund, the Agent shall be an independent contractor (rather than an employee, agent, or representative) of the Fund, and the Agent will not have the right, power, or authority to enter into any contract, or to create any obligation, on behalf of the Fund (or its directors or investment adviser) or otherwise to bind the Fund (or its directors or investment adviser) in any way. Nothing in this Agreement shall create any partnership, joint venture, agency, association, syndicate, unincorporated business, or other similar relationship between the parties or be construed to imply that the Agent is a partner, shareholder, manager, managing member, or member of the Fund (or its directors or investment adviser).
16.Miscellaneous.
(a)This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall constitute one and the same instrument. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns, and no other person shall have any right or obligation under this Agreement, except as set forth in Section 10 hereof.
(b)This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter of this Agreement, and neither this Agreement nor any of its terms may be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.
(c)If any provision of this Agreement is or should become inconsistent with any present or future law, rule, or regulation of any governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be deemed rescinded or modified in accordance with any such law, rule, or regulation, and, in all other respects, this Agreement shall continue and remain in full force and effect.
17.Governing Law; Venue; Service of Process.
(a)This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict-of-laws provisions thereof.
(b)Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any state court sitting in the City of New York and of any federal court sitting in the Southern District of New York over any suit, action, or proceeding arising out of, or relating to, this Agreement. Each of the parties irrevocably waives (i) trial by jury, (ii) to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such suit, action, or proceeding brought in any such court, and (iii) any claim that any such suit, action, or proceeding has been brought in an inconvenient forum. Each of the parties agrees that a final judgment in any such suit, action, or proceeding shall be conclusive and binding upon the parties and may be enforced by suit upon such judgment in any other court to whose jurisdiction a party is or may be subject.
(c)Each of the parties hereto hereby consents to the service of any and all process which may be served in any suit, action, or proceeding arising out of, or relating to, this Agreement by means of personal delivery or courier service, addressed to its address provided in accordance with Section 14 above and to the attention of any secretary, assistant secretary, or other officer, director, managing agent, or general agent of such party, and each of the parties hereto hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have under the laws of the State of New York, any other state of the United States, or any other jurisdiction to service of process in such manner.

18.Bound Parties. The parties to this Agreement agree that the obligations of the Fund under this Agreement shall not be individually binding upon any of the investors, officers, directors, employees, or agents of the Fund, whether past, present, or future, but shall be binding only upon the assets and property of the Fund.
[Remainder of page intentionally left blank.]

In witness whereof, each of the parties has executed this Agreement as of the day and year first written above.
CARLYLE CREDIT SOLUTIONS, INC.
By:    /s/ Joshua Lefkowitz
Name:    Joshua Lefkowitz
Title:    Secretary and Chief Compliance Officer
TCG CAPITAL MARKETS L.L.C.
By:    /s/ Sherry Qian
Name:    Sherry Qian
Title:    Co-Chief Compliance Officer
[Signature Page to Principal Underwriter Agreement]